UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2006

Park-Ohio Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23000 Euclid Avenue, Cleveland, Ohio		44117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-692-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Bonus Plan

On September 12, 2006, the Board of Directors of Park-Ohio Holdings Corp. (the "Company") approved an annual cash bonus plan (the "Bonus Plan") for its President and Chief Operating Officer. There is no formal written document for the Bonus Plan.

The Compensation Committee of the Board of Directors of the Company will annually determine the performance criteria upon which awards under the Bonus Plan will be based. The President and Chief Operating Officer will be eligible to receive an annual award of up to 100% of his annual base salary pursuant to the Bonus Plan for 2006.

Restricted Stock Grants

Also on September 12, 2006, the Board of Directors of the Company approved the award of 175,000 shares of restricted stock to Edward F. Crawford, the Company’s Chief Executive Officer, and 150,000 shares of restricted stock to Matthew V. Crawford, the Company’s President and Chief Operating Officer. The restricted stock awards were granted under the Company’s Amended and Restated 1998 Long-Term Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.

September 18, 2006	By:	Robert D. Vilsack

Name: Robert D. Vilsack
Title: Secretary and General Counsel